News Release
CONTACT:
#14-30	Greg Powell
Vice President, Investor Relations
B/E Aerospace
(561) 791-5000 ext. 1450

B/E AEROSPACE BOARD OF DIRECTORS APPROVES SEPARATION OF KLX AND
SETS RECORD DATE AND DISTRIBUTION DATE

WELLINGTON, Fla., --(BUSINESS WIRE)-- November 25, 2014  - B/E Aerospace, Inc. (“B/E Aerospace” or the “Company”) (NASDAQ: BEAV) announced today that its board of directors (the “Board”) has approved the separation of its Consumables Management Segment, consisting of B/E Aerospace’s aerospace distribution and energy services businesses, which will be known as KLX Inc. (“KLX”), through a dividend distributing all of the shares of KLX common stock on a pro rata basis to the holders of B/E Aerospace’s common stock.

For every two shares of B/E Aerospace common stock held, B/E Aerospace’s shareholders will receive one share of KLX common stock.  No fractional shares of KLX will be issued. Shareholders will receive cash in lieu of fractional shares. The Board has set a record date of December 5, 2014 and a distribution date of December 16, 2014.

The distribution of KLX common stock will complete the separation KLX from B/E Aerospace. After the distribution, KLX will be an independent, publicly-owned company and B/E Aerospace will not own any shares of KLX common stock. KLX common stock is expected to begin trading on the NASDAQ under the ticker symbol KLXI. B/E Aerospace will continue to trade on the NASDAQ under the ticker symbol BEAV.

“Our decision to separate the businesses was made as part of the evaluation of the Company’s strategic alternatives which has been undertaken by our management team and Board of Directors, together with our independent advisors,” said Amin Khoury, the Company’s Chairman and Co-Chief Executive Officer. “Separating these highly successful businesses into two industry-leading companies will allow each to benefit from increased management focus and operational flexibility, as well as allow the management teams and boards of directors of each business to determine the optimal capital structure, free cash flow allocation policy, growth strategy, compensation system and performance measurement metrics. This decision reflects B/E Aerospace’s ongoing commitment to optimize the distinct needs of each of our businesses and the Company’s strategic priorities, consistent with our focus on driving shareholder value.”

The distribution of KLX common stock is subject to the Securities and Exchange Commission (“SEC”) having declared effective KLX’s Registration Statement on Form 10, as amended, which KLX has filed with the SEC. The distribution of KLX common stock is also subject to the other conditions set forth in the Separation and Distribution Agreement to be entered into between B/E Aerospace and KLX, filed as an exhibit to KLX’s Registration Statement on Form 10, including the receipt of an opinion of counsel as to the tax-free nature of the transaction.

No action is required by B/E Aerospace’s shareholders in order to receive shares of KLX common stock in the distribution. B/E Aerospace expects to mail the information statement to all shareholders entitled to receive the distribution of shares of KLX common stock once it has cleared the SEC comment process. The information statement is an exhibit to KLX’s Registration Statement on Form 10 that describes KLX, including the risks of owning KLX common stock, and other details regarding the separation.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve risks and uncertainties. B/E Aerospace’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in B/E Aerospace’s filings with the Securities and Exchange Commission (SEC), which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in B/E Aerospace’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, B/E Aerospace undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About B/E Aerospace, Inc.
B/E Aerospace is the world’s leading manufacturer of aircraft cabin interior products and the world’s leading provider of aerospace fasteners, consumables and logistics services. B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets. B/E Aerospace manufactured products include aircraft cabin seating, lighting systems, oxygen systems, food and beverage preparation and storage equipment, galley systems, and modular lavatory systems. B/E Aerospace also provides cabin interior reconfiguration, program management and certification services. B/E Aerospace provides aerospace fasteners, consumables and logistics services as well as oilfield services and associated rental equipment. B/E Aerospace sells and supports its products through its own global direct sales and product support organization. For more information, visit the B/E Aerospace website at www.beaerospace.com

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